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                                                                   EXHIBIT 10.14



                            PAYLESS SHOESOURCE, INC.

                           DEFERRED COMPENSATION PLAN

                          FOR NON-MANAGEMENT DIRECTORS

                                       AS

                           AMENDED SEPTEMBER 18, 2003
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                            PAYLESS SHOESOURCE, INC.
                           DEFERRED COMPENSATION PLAN
                          FOR NON-MANAGEMENT DIRECTORS

SECTION 1. PURPOSE.

      The purpose of this Plan is to provide an opportunity for Non-Management Directors of Payless ShoeSource, Inc. to defer all or a portion of their Initial Grant and Annual Retainer(s) under the Restricted Stock Plan as well as cash compensation (stock or cash) for service on the Board.

SECTION 2. DEFINITIONS.


      a. Annual Retainer means the annual grant of restricted Stock under the Restricted Stock Plan for Non-Management Directors of Payless ShoeSource, Inc. and any annual award of cash compensation payable for service on the Board.



      b. Board means the Board of Directors of Payless, as hereinafter defined.



      c. Fiscal Year means the fiscal year of Payless as established from time to time.



      d. Initial Grant means the initial grant of restricted Stock to an eligible Non-Management Director under the Restricted Stock Plan and any initial award of cash compensation payable for service on the Board.



      e. Non-Management Director means a member of the Board who is not, at the time an election to defer is made, an officer of Payless.



      f. Payless means Payless ShoeSource, Inc., a Delaware corporation.



      g. Participant means a Non-Management Director who has elected to participate in the Plan.



      h. Plan means the Deferred Compensation Plan for Non-Management Directors of Payless, as described herein.



      i. Restricted Stock Plan means the Restricted Stock Plan for Non-Management Directors of Payless ShoeSource, Inc., all of the relevant terms of which are incorporated herein.



      j. Stock means the common stock of Payless, as hereinafter defined.



      k. Stock Unit means an accounting equivalent of one share of Stock.


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      l. Stock Unit Account means an account on the records of Payless in respect of Stock Units which have been and/or may be allocated to a Participant in the manner hereinafter set forth.


SECTION 3. METHODS OF PAYMENT.


      m. Except as hereinafter provided, prior to the effective date of an individual first becoming an eligible Non-Management Director and as of the first day of each calendar year thereafter while such individual remains an eligible Non-Management Director, each Participant shall be afforded the opportunity to make an election to have either of the following alternative methods of payment applied to all or any portion of the Initial Grant and/or the Annual Retainer under the Restricted Stock Plan and of any additional cash compensation which such Participant shall be entitled to receive as awarded at the annual shareowners' meeting during said calendar year.



            i. Alternative (i): Payment of the Initial Grant and of the Annual Retainer in the form of restricted Stock pursuant to the terms of the Restricted Stock Plan and payment in cash of any additional compensation that is payable initially or annually as of the date of the annual shareowners' meeting.



            ii. Alternative (ii): Payment of any cash compensation at a deferred date or dates either in a lump sum or in annual installments, as may be elected by the Participant, such deferred cash payment when made to include interest, as hereinafter provided, from the first day of May next following the date of the annual shareowners' meeting as of which the compensation was awarded to the date of payment.



            iii. Alternative (iii): Payment of the amount of the Initial Grant and of the Annual Retainer, otherwise payable in the form of restricted Stock, at a deferred date or dates either in a lump sum or in annual installments, as may be elected by the Participant, such deferred payment in the form of Stock to be made for Stock Units allocated to the Participant as hereinafter provided.



            iv. Alternative (iv): Payment of any cash compensation at a deferred date or dates either in a lump sum or in annual installments, as may be elected by the Participant, such deferred payment in the form of Stock to be made for Stock Units allocated to the Participant as hereinafter provided.



      If any Participant shall fail to make an election with respect to any year, he shall be deemed to have elected not to defer any portion of his Initial Grant or Annual Retainer, as applicable, for such year. The Participant shall make an irrevocable determination with respect to the payment schedule (i.e., a lump sum payment or payments in annual installments) under Alternative (ii),
(iii) or (iv) prior to the commencement of the calendar year for which such Alternative was elected by the Participant, or, if a Participant is newly elected or appointed to the Board, prior to the first meeting following such election or appointment.



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      n. Consistent with the provisions of Sections 2 and 3 of Part II of the
Restricted Stock Plan, except in the event of death or disability as described therein, all or any portion of an Initial Grant or of an Annual Retainer under the Restricted Stock Plan which is deferred hereunder shall not vest and shall be forfeited in the event the Participant shall cease to be a member of the Board within six months following the date of such grant and deferral, and a deferred Initial Grant only shall vest and cease to be forfeitable one-fifth for each Year of Service (as defined in the Restricted Stock Plan) following the grant, additionally, an Annual Retainer (stock component) whether or not deferred shall vest on May 1 following the date of the grant; provided the participant's membership on the Board continues through such applicable vesting date. The cash portion, if any, of an Annual Retainer shall vest, provided the Participant's membership on the Board has not ceased, as of the earlier of one-fifth on the date of each regularly scheduled Board meeting (excluding the May meeting held each year) following the shareowners' meeting at which such cash compensation was awarded provided the Participant remains a member of the Board through each of these dates. Notwithstanding any provision of this Section 3(b) to the contrary, in the event of a Participant's death or disability as defined in the Restricted Stock Plan, all outstanding Initial Grants and Annual Retainers shall be deemed to be fully vested and nonforfeitable. Vesting of any pro rata Annual Retainer deferred shall occur in the same manner as described in
Section 2 of Part II of the Restricted Stock Plan and vesting may be accelerated by action of the Committee under the terms of the Restricted Stock Plan.



      o. Except as provided in Section 12 and Section 13, in no event shall payments under Alternatives (ii), (iii) or (iv) commence prior to the earlier of
(i) the first day of May following the end of the calendar year during which the Participant's service as a director of Payless terminates; or (ii) the occurrence of a severe financial hardship. Upon the written request of the Participant (or if applicable, the beneficiary or distributee) the payment schedule elected by the Participant under Alternatives (ii), (iii) or (iv) above may be revised by the Board, in its absolute discretion, in the event that the Participant (or if applicable, the beneficiary or distributee) incurs a severe financial hardship. Such severe financial hardship must have been caused by an accident, illness or other event which was beyond the control of the Participant (or, if applicable, the beneficiary or distributee); and the Board may revise the payment schedule that the Participant had previously established only to the extent that the Board considers necessary to eliminate or lessen the severe financial hardship.



      p. In the case of a Participant who elects to have all or any part of his Initial Grant and/or Annual Retainer, as applicable, paid under Alternative
(iii) or Alternative (iv), Stock Units shall be allocated to such Participant by crediting the same to his Stock Unit Account, and the number of Stock Units to be so credited with respect to such Initial Grant and/or Annual Retainer shall be the sum of the following:



            i. the quotient, disregarding fractions, resulting from dividing the dollar amount of such portion of the Participant's Initial Grant or Annual Retainer compensation, as applicable, as is to be so applied to Alternative
(iii) or (iv), by the average of the high and low trading prices of the Stock on the New York Stock Exchange


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as of the date of Payless' annual shareholders' meeting (or, if applicable, the date the Participant first joins the Board) or if the New York Stock Exchange is not open on such date, the first preceding date it was open; plus



            ii. the quotient, disregarding fractions, resulting from dividing the aggregate dollar amount of cash dividends which would have been paid to the Participant during the "Year" had the Stock Units standing in his Stock Unit Account from time to time during the Year been shares of Stock by the average of the high and low trading prices of the Stock on the New York Stock Exchange as of the date of Payless' annual shareowners' meeting (or, if applicable, the date the Participant first joins the Board) or, if the New York Stock Exchange is not open on such date, the first preceding day it was open (for purposes of these subparagraphs (ii) and (iii), the "Year" is the twelve month period preceding each annual shareowners' meeting); plus



            iii. the number of shares of Stock, disregarding fractions, which would have been received by the Participant as stock dividends during the Year had the Stock Units standing in his Stock Unit Account at the date or dates of payment of such stock dividend(s) been shares of Stock.


Any allocation of Stock Units to a Participant's Stock Unit Account required to be made pursuant to this paragraph (d) shall be made as of the date of Payless' annual shareowners' meeting (or, if applicable, the date the Participant first joins the Board) as of which such Stock Units were determined. The aggregate value of the fraction or fractions remaining after making the applicable calculations referred to in subparagraphs (d)(i), (d)(ii) and (d)(iii) of this
Section 3 shall be converted into Stock Units, to be accumulated in the Participant's Stock Unit Account until paid or distributed.


      q. Notwithstanding the provisions of Section 3(d) to the contrary, in the event of a recapitalization of Payless pursuant to which the outstanding shares of Stock shall be changed into a greater or smaller number of shares (including, without limitation, a stock split or a stock dividend of 25% or more of the number of outstanding shares of Stock), the number of Stock Units credited to a Participant's Stock Unit Account shall be appropriately adjusted as of the effective date of such recapitalization.



      r. Interest to be paid under Alternative (ii) shall be credited annually as of the first day of May next following the date of Payless' annual shareowners' meeting each year and shall be at a rate equal to the average yield on long-term United States Government Bonds (as determined by the Board of Governors of the Federal Reserve Board and published in the Federal Reserve Bulletin) for the calendar year prior to said May 1, compounded annually, provided, however, that if the method of calculation of such average yield shall be changed, or if the determination and/or the publication thereof be discontinued, then the Board shall substitute therefor such alternative method of determining such interest rate as it, in its discretion, shall deem appropriate.



SECTION 4. LIMITATION OF STOCK UNITS.

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      In no event shall the aggregate number of Stock Units allocated under this
Plan, when added to the total number of shares of Restricted Stock granted under the Restricted Stock Plan, exceed 300,000 shares of Stock, as adjusted hereunder or under the Restricted Stock Plan.

SECTION 5. DISTRIBUTION FROM THE STOCK UNIT ACCOUNT.


      s. Distribution from a Participant's Stock Unit Account shall be made in accordance with elections made by the Participant and the determinations made by the Board, as provided in this Plan. Stock Units shall be adjusted from time to time in accordance with this Plan until all distributions to which a Participant is entitled hereunder shall have been made.



      t. If the Participant has determined that a distribution is to be made in a lump sum in Stock, the number of shares of Stock to be so distributed to such Participant shall equal the number of Stock Units then in his Stock Unit Account. For the purpose of determining the number of shares of Stock to be distributed on a particular annual installment distribution date, the Board shall make its calculations as if that annual installment and all subsequent annual installments were in fact to be made in shares of Stock, as follows: the number of shares of Stock which would be then so distributable, except in the case of the last distribution, shall be equal to the product, disregarding fractions, of the total number of Stock Units then credited to the Participant's Stock Unit Account, multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be the number of remaining installments; and in the case of the last distribution, shall be the number of shares of Stock equal to the Stock Units then remaining in the Participant's Stock Unit Account. The Participant's Stock Unit Account shall be decreased by one Stock Unit for each share of Stock distributed to a Participant. Any fractional Stock Unit shall not be distributed in Stock, but shall be distributed in cash based on the average of the high and low trading prices of the Stock on the New York Stock Exchange as of the date of distribution or, if the New York Stock Exchange is not open on such date, the first preceding day it was open.



SECTION 6. DEATH OF PARTICIPANT.



      In the event of the death of a Participant prior to complete distribution under Alternatives (ii) and/or (iii) or (iv) hereof, all cash and/or Stock Units then remaining undistributed, or which shall thereafter become distributable to the Participant pursuant to such Alternatives, shall be distributed to such beneficiary as the Participant shall have designated in writing delivered to the Board, or, in the absence of such designation, shall be distributable to the Participant's personal representative. Such distribution shall be made at such date or dates, either in a lump sum or in annual installments as elected by the Participant prior to the beginning of the calendar year for which such Alternative was elected, as determined by the Board and provided further that in the event of a severe financial hardship, the Board may revise its determination in accordance with Section 3(c).



SECTION 7. PARTICIPANT'S RIGHT UNSECURED; INVESTMENTS.


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      The right of a Participant to receive any distribution hereunder shall be an unsecured claim against the general assets of Payless. Nothing in this Agreement shall require Payless to invest any amount, the payment of which has been deferred under Alternative (ii) or (iii) or (iv), in Stock or in any other medium.

SECTION 8. ADMINISTRATION OF THE PLAN.


      u. The Plan shall be administered by the Board. The Plan may be amended, modified or terminated by the Board, except that no change may be made without the approval of the Common Shareowners of Payless in (i) the maximum number of shares or Stock Units deliverable or allocable in respect of any Fiscal Year under the plan or (ii) the provisions of subparagraphs (d)(i) and (d)(ii) of
Section 3 of this Plan relating to the method of determining the number of Stock Units allocable to a Participant.



      v. The Board shall prescribe such forms as it considers appropriate for the administration of the Plan. The forms shall set forth such terms and conditions not inconsistent with the terms of the Plan as the Board may determine and shall designate:



            i. the Alternative or Alternatives elected by the Participant pursuant to Section 3(a);




            ii. the Participant's determination of the time or times when payment of such compensation will be made to the Participant pursuant to Section 3(a);



            iii. the beneficiary (if any) designated by the Participant pursuant to Section 6; and



            iv. the Board's determination of the time or times when payment of such compensation will be made after the Participant's death pursuant to Section 6.



      w. The Board shall be authorized to interpret and construe the Plan; to make, amend and rescind rules and regulations relating to the Plan; and to make all determinations and take all actions necessary or advisable for the Plan's administration, consistent with the terms of the Plan.



SECTION 9. SUCCESSORS.



      The provisions of the Plan with respect to each Participant shall bind the legatees, heirs, executors, administrators or other successors in interest of such Participant.



SECTION 10. ALIENATION.



      x. Subject to the provisions of Section 6 and paragraph (b) of this
Section 10, no amount, the payment of which has been deferred under Alternative
(ii) or (iii) or (iv), shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge,



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encumbrance, levy or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, levy or charge the same shall be void; nor shall any such amount be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit.


      y. Nothing in this Section 10 shall prohibit the personal representative of a Participant from designating that any amount be distributed in accordance with the terms of the Participant's will or pursuant to the laws of descent and distribution.


SECTION 11. WITHHOLDING.

      There shall be deducted from all amounts paid under this Plan any taxes required to be withheld by any federal, state or local government. The Participants and their beneficiaries, distributees and personal representatives will bear any and all federal, foreign, state, local or other income or other taxes imposed on amounts paid under this Plan as to which no amounts are withheld, irrespective of whether withholding is required.


SECTION 12. DISCRETIONARY PAYMENT.



      z. Notwithstanding any other provision in any other Section of the Plan to be contrary, the Board may, in its sole and absolute discretion, direct an immediate payment of cash and/or distribution of Stock with respect to amounts (except those referred to in the next proviso) previously deferred under this Plan if the Board determines that such action is in the best interests of Payless, the Participants and their beneficiaries.



      aa. In the event that the Board shall so direct an immediate payment, distribution and/or release in accordance with Section 12(a), then



            i. the amounts of cash and the numbers of shares of Stock to be so paid and/or distributed shall be determined by the Board so as to reflect fairly and equitably appropriate interest and dividends since the preceding May 1 and so as to reflect fairly and equitably such other facts and circumstances as the Board deems appropriate, including, without limitation, recent price of the Stock;



            ii. amounts which were otherwise deferred or to be deferred with respect to the Fiscal Year or long-term period in which such payment or distribution occurs shall be paid when otherwise payable (such amounts which would otherwise have been payable prior to the date of such payment or distribution shall be paid as soon as practicable thereafter);



            iii. in the event that cash is not paid or made available to a Participant when otherwise due or that shares of Stock are not distributed or otherwise made available to a Participant when otherwise due, then such Participant may file a claim for such payment or distribution and, if such Participant is successful, then Payless shall reimburse such Participant for reasonable attorneys' fees actually paid by the Participant in enforcing such Participant's rights to such payment or distribution; and


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            iv. in the event that cash is not paid or made available to a
Participant when otherwise due, then interest will accrue with respect to such unpaid amount from the date it was otherwise due until the date it is actually paid at a rate equal to two percentage points over the prime rate as in effect from time to time, as determined in good faith the Board based on the prime rate charged from time to time by major banks in the City of New York.


SECTION 13. CHANGE IN CONTROL.


      Notwithstanding any other provision in any other Section of this Plan to the contrary, (i) the value of all amounts deferred by a Participant which have not yet been credited to the Participant's accounts under this Plan and (ii) the value of all of a Participant's accounts under this Plan, shall be paid to such Participant in each case in a lump sum cash payment on the occurrence of a Change in Control of Payless or as soon thereafter as practicable, but in no event later than five days after the Change in Control of Payless. The amounts of cash credited to each Participant's accounts prior to determining the amount of cash to be paid from these accounts shall be determined by the Board so as to reflect fairly and equitably appropriate interest and any dividends since the preceding allocation date and so as to reflect fairly and equitably such other facts and circumstances as the Board deems appropriate, including, without limitation, recent price of the stock. For purposes of payments under this
Section 13, the value of a Stock Unit shall be computed as the greater of (a) the closing price of shares of Stock as reported on the New York Stock Exchange on or nearest the date on which the Change in Control is deemed to occur (or, if not listed on such exchange, on a nationally recognized exchange or quotation system on which trading volume in the Stock is highest) or (b) the highest per share price for shares of Stock actually paid in connection with any Change in Control.



      For the purposes of this Plan, a "Change in Control" shall be deemed to have occurred if:



      (a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this Section 13, none of the following shall constitute a Change of Control: (A) any acquisition directly from the Company of 30% or less of Outstanding Company Common Stock or Outstanding Company Voting Securities provided that at least a majority of the members of the board of directors of the Company following such acquisition were members of the Incumbent Board at the time of the Board's approval of such acquisition, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, or (D) any acquisition by the Company which, by reducing the number of shares of Outstanding Company Common Stock or Outstanding



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Company Voting Securities, increases the proportionate number of shares of
Outstanding Company Common Stock or Outstanding Company Voting Securities beneficially owned by any Person to 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities; provided, however, that, if such Person shall thereafter become the beneficial owner of any additional shares of Outstanding Company Common Stock or Outstanding Company Voting Securities and beneficially owns 20% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities, then such additional acquisition shall constitute a Change of Control; or



      (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;



      (c) A reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination") is consummated, in each case, unless, immediately following such Business Combination, (i), more than 50%, respectively, of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of (x) the corporation resulting from such Business Combination or (y) a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries, is represented by the Outstanding Company Common Stock and the Outstanding Company Voting Securities (or, if applicable, is represented by shares into which Outstanding Company Common Stock or Outstanding Company Voting Securities were converted pursuant to such Business Combination) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or



      (d) The stockholders of the Company approve of a complete liquidation or dissolution of the Company.


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